                                    Delaware
                                   ----------         PAGE 1
                                 The First State

      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO
HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF
AMENDMENT OF "GENERAL DEVICES, INC.", FILED IN THIS OFFICE ON THE TWELFTH DAY OF
DECEMBER, A.D. 2005, AT 5:20 O'CLOCK P.M.

      A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE
COUNTY RECORDER OF DEEDS.

                                       /s/ Harriet Smith Windsor
                                       -----------------------------------------
                     [LOGO]            Harriet Smith Windsor, Secretary of State

3233899  8100                              AUTHENTICATION: 4367454

051011313                                            DATE: 12-13-05

                                                         State of Delaware
                                                        Secretary of State
                                                     Division of Corporations
                                                   Delivered 05:20 PM 12/12/2005
                                                     FILED 05:20 PM 12/12/2005
                                                   SRV 051011313 - 3233899 FILE

                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                              GENERAL DEVICES, INC.

         ---------------------------------------------------------------

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

         ---------------------------------------------------------------

      General Devices, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the
"Corporation"), docs hereby certify as follows:

      FIRST:       Resolutions setting forth a proposed amendment to the
Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be considered by the stockholders of the Corporation entitled to vote thereon were duly adopted by unanimous written consent of the Board of Directors of the Corporation on October 25, 2005.

      SECOND:      Thereafter, said amendment was approved in accordance with the provisions of Section 228 of the General Corporation Law of the State of
Delaware by the written consent of a majority of the stockholders of the
Corporation entitled to vote thereon (being the holders of the Corporation's
Common Stock) and notice to the stockholders eligible to vote, but who did not consent in writing, was delivered as required by Section 228(d).

      THIRD:       Said amendment would amend the Certificate of Incorporation of the Corporation as follows:

      I. The first paragraph of Article FOURTH is deleted and substituted in lieu thereof is the following new first paragraph of Article FOURTH:

      "FOURTH. Shares

      The aggregate number of shares which the Corporation shall have the authority to issue is One hundred forty million (140,000,000) shares, of which
One hundred million (100,000,000) shares shall be shares of Common Stock of a par value of $0.0001 each, and Forty Million (40,000,000) shares shall be shares of Preferred Stock of a par value of $0.0001 each. In connection with such recapitalization, One (1) new share of Common Stock, par value $0.0001 per share, shall be issued for every Five (5) shares of issued and outstanding
Common Stock, par value $0.01 per share. Upon the filing of this Certificate of
Amendment, every existing Five (5) shares of Common Stock shall represent the right to receive One (1) new share of Common Stock. No fractional shares shall be issued, and instead, all fractions of shares will be rounded up to the next whole share."

      FOURTH: Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed on the 12th day of December, 2005 and the undersigned does hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by him and are true and correct.

                                   GENERAL DEVICES, INC.

                                            /s/ KEVIN HALTER, JR.
                                   ---------------------------------------------
                                   President